Exhibit 99.3

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF ARTEMIS
THERAPEUTICS, INC. AND MANUKA LTD., AS OF MARCH 31, 2022

Basis of Pro Forma Presentation

The following unaudited pro forma condensed combined financial information (hereinafter the “Combined Financial Information”) presents the combination of the balance sheet of Artemis Therapeutics, Inc. (“Artemis”) and Manuka Ltd. (the “Company” or “Manuka”) adjusted to give effect to the combination of their businesses (hereinafter the “Business Combination” or the “Merger”). The following Combined Financial Information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

Artemis is a public shell company.

Manuka Ltd (the “Company") was incorporated under the laws of the State of Israel on March 22, 2020, and started its business activities close to the date of incorporation. Since its inception, Manuka’s business activities primarily consisted of developing, manufacturing, marketing and selling skin care products based on Mānuka honey and bee venom from New Zealand, among other natural ingredients, marketed and sold in Israel.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 combines the historical balance sheets of Artemis and the Company, on a pro forma basis as if the Business Combination, summarized below, had been consummated on March 31, 2022, giving effect to:

•	the reverse recapitalization between Artemis and the Company.

The unaudited pro forma condensed combined financial statements were derived as described below and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical unaudited financial statements of the Company as of March 31, 2022 and the related notes included elsewhere in this Form 8-K; and

•	the historical unaudited financial statements of Artemis as of March 31, 2022 and the related notes included in Artemis’s interim report on Form 10-Q ;

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the results of operations of the combined company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide an understanding of the combined company upon consummation of the Business Combination for illustrative purposes.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Manuka and Artemis have not had any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The Merger has been accounted for as a reverse recapitalization. Under this method of accounting, Artemis has been treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the combined entity represent a continuation of the financial statements of the Company with the Merger being treated as the equivalent of the Company issuing shares for the net assets of Artemis, accompanied by a recapitalization.

UNAUDITED PRO FORMA MANUKA BALANCE SHEET AS OF MARCH 31, 2022 (USD)

	MANUKA LTD	ARTEMIS THERAPEUTICS, INC	Transaction Accounting Adjustments	Note	Pro Forma Combined Balance Sheet
ASSETS

CURRENT ASSETS
Cash and cash equivalents	316,819	2,000	-		318,819
Trade receivables	9,755	-	-		9,755
Other receivables	33,038	5,000	-		38,038
Inventory	74,272	-	-		74,272
Total current assets	433,884	7,000	-		440,884

NON-CURRENT ASSETS:
Property and equipment, net	44,297	-	-		44,297
Operating lease right-of-use assets	50,976	-	-		50,976
Intangible assets, net	37,621	-	-		37,621
Total long-term assets	132,894	-	-		132,894

TOTAL ASSETS	566,778	7,000	-		573,778
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
Short-term credit	93,925	30,000	(30,000)	A	93,925
Trade account payables	119,769	-	-		119,769
Related Parties	-	166,000	(166,000)	A	-
Short-term operating lease liabilities	19,281	-	-		19,281
Other account payables	87,546	333,000	(118,000)	A	152,546
			(150,000)	F
Total current liabilities	320,521	529,000	(464,000)		385,521
NON-CURRENT LIABILITIES:
Long-term Loan from a related party	254,716	-	-		254,716
Long-term operating lease liabilities	32,514	-	-		32,514
Other liabilities	38,339	-	-		38,339
Total long-term liabilities	325,569	-	-		325,569

Total liabilities	646,090	529,000	(464,000)		711,090
SHAREHOLDERS' EQUITY (DEFICIENCY):
Ordinary shares and Additional Paid in Capital	502,176	1,993,000			162,413
			(1,993,000)	G
			(339,764)	H
			(179,604)	J
Issuance of shares:			88,099	A
			68,084	B
			23,421	C
			65,169	D	65,169
Preferred shares	-	-	339,764	H	339,763
Capital reserve from transaction with related parties	19,264	-			19,264
Accumulated deficit:			(58,000)	I
			(150,000)	F
			225,901	A
			(68,084)	B
			(23,421)	C
			(65,169)	D
			15,604	K
	(600,752)	(2,515,000)	2,515,000	L	(723,978)
Total shareholders' deficiency	(79,312)	(522,000)	464,000		(137,312)

Total liabilities and shareholders' equity (deficiency)	566,778	7,000	-		573,778

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The Combined Financial Information was prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. The Combined Financial Information has been adjusted to include transaction accounting adjustments, which reflect the application of the accounting required by U.S. GAAP, linking the effects of the Merger, described above, to the Artemis and Company historical financial statements (hereinafter the “Transaction Accounting Adjustments”).

The Merger will be accounted for as a reverse recapitalization, in accordance with U.S. GAAP. Under this method of accounting, Artemis will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Merger will be treated as the equivalent of the Company issuing stock for the net assets of Artemis, accompanied by a recapitalization. The net assets of Artemis will be stated at historical cost, with no goodwill or other intangible assets recorded.

The Company has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	the Company’s existing stockholders will have the largest voting interest in the combined company; and

•	the Company’s former executive management will make up all of the management of the combined entity;

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 assumes that the Business Combination occurred on March 31, 2022.

The pro forma adjustments are based on the information currently available and reflect assumptions and estimates underlying the pro forma adjustments as described in the accompanying notes and it may not be indicative of the actual amounts and fair value of the Company. Additionally, the Combined Financial Information is based on preliminary accounting conclusions, which are subject to change. As the Combined Financial Information has been prepared based on these preliminary estimates and accounting, the final amounts recorded may differ materially from the information presented. The Combined Financial Information does not purport to represent the actual results of operations that the combined entity would have achieved had Artemis and the Company been combined during the periods presented. The Combined Financial Information does not reflect any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the combined entity.

2. Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The following is the CAP table reconciliation of Artemis.

Just prior to the consummation of the reverse recapitalization Artemis has reorganized its shareholdings. This reorganization did not impact the post-merger share of Artemis in the combined entity which remained 11%. Hence, even if the reorganization had earning consequences, such consequences were cancelled upon consummation of the reverse recapitalization as Artemis is the accounting Acquiree. The reorganization comprised of (1) settlement of liabilities with shares, the difference of which was recognized in earnings (2) conversion of employee’s warrants outstanding to shares, the difference of which was treated as share-based compensation and recognized in earnings and (3) conversion of warrants of other than employees, the difference of which was treated as dividend.

Name of Shareholder	Common Stock	Preferred Shares Series A	Preferred Shares Series C	Preferred Shares Series D	Settlement of debt (Note A)	Warrants converted to shares (Note B)	Share based compensation to executives (Note C)	Share-based to service provider (Note D)
	Number of shares				USD(*)
Outstanding shares as of June 5, 2022	5,153,461	453	250

Issuance of shares upon closing:
Tonak Ltd.	1,573,582				45,729
Israel Alfassi	25,000						727
Cutter Mill Capital LLC	894,169				25,985
Globis Capital Partnership	976,167					28,368
Globis International Investments	546,654					15,886
Globis Overseas Fund	429,514					12,482
Brian M. Culley	195,233					5,674

Amiad Solomon	195,233					5,674
Harmony (H.A.) Investments Ltd.	2,711,069				13,617			65,169
Chanan Morris	780,934						22,694
Hadasit	95,256				2,768

Manuka Ltd	31,549,132			110,000
Total	45,125,405	453	250	110,000	88,099	68,084	23,421	65,169

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2022 are as follows:

A)
As part of the merger agreement, out of total current liabilities of $529,000 a total of $314,000 were settled by issuing 3,031,567 shares at total value of $88,099. The difference between liabilities carrying amounts and the consideration given for settlement was recognized as income on settlement of liabilities in the amount of $225,901.

B)
As part of the merger agreement, warrants outstanding were converted to 2,342,801 shares. Based on the provision of ASU 2021-04 the amount $68,084 was recognized as dividend. It was assumed that warrants outstanding prior to the merger had fair value of nil.

C)
As part of the merger agreement, warrants granted to employees that were outstanding prior to the merger were converted to 805,934 shares. Based on the provision of ASC 718 the amount $23,421 was recognized as share-based compensation. It was assumed that warrants outstanding prior to the merger had fair value of nil.

D)	Includes the fair value of 2,242,509 shares granted to Harmony (H.A.) Investments Ltd as share-based payment to service provider. Amount of $65,169 was recognized as expenses.
E)
As part of the merger agreement, it was agreed that shares of common stock of Artemis in the amount of 31,549,132 and Series D Preferred stock in the amount of 110,000 will be issued to Manuka’s shareholders in exchange for their shares of Manuka. Such preferred shares are convertible into 66,000,000 shares of common stock of Artemis. The total shares be given to Manuka is representing 87% of the issued and outstanding shares of Artemis post-merger.

F)	Represents amount of $150,000 of liabilities that current shareholder of Artemis has committed to repay in lieu of Artemis.

G)	Represents the cancellation of the shares and APIC of Artemis at the same amount.

H)
As explained in E above, Manuka’s shareholder were issued ordinary and preferred shares. The amount of $339,764 represents the amount of attributed to the preferred shares issued to Manuka’s shareholder. As explained above the shareholders equity of Manuka, as the accounting acquirer, has been recapitalized to reflect the new structure that includes both preferred and shares of common stock. Allocation was done pro-ratably taking the into account that the preferred shares are convertible to 66,000,000 shares of common stock.

I)	Represents the elimination of the shareholders deficiency of Artemis. As the amount is negative it has been shown as decrease in accumulated deficit.

J)
Represents the elimination of shares issued, as explained in Notes A,B and C, prior to consummation to shareholders of Artemis as part of the elimination of the shareholders equity of Artemis due to it considered accounting acquiree.

K)
Represents the elimination of all adjustments to accumulated deficit of Artemis, as part of the elimination of the shareholders equity of Artemis due to it considered accounting acquiree. This excludes the adjustment discussed in Note D above which is considered an expense of the accounting acquirer.

L)	Represents the elimination of the accumulated deficit of Artemis.

(*) We have determined the fair value based recent transaction with 3rd party investor. In that transaction the Company raised $500K for 17.24% of the Company. That transaction derives fair value to the Company, pre-merger of $2,900K. Since, post transaction current shareholder of the Company will hold 87%, it is implying fair value of the post-merger Company of $3,3M and a per share price of $0.0291.